     As filed with the Securities and Exchange Commission on May 17, 1995
                                                           Registration No.
- --------------------------------------------------------------------------------



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933
                            ----------------------


                         APPLIED MAGNETICS CORPORATION
            (Exact name of Registrant as specified in its charter)

     DELAWARE                                            95-1950506
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

                              75 Robin Hill Road
                         Goleta, California 93117-3108
             (Address of Registrant's principal executive offices)

                         APPLIED MAGNETICS CORPORATION
                        1994 EMPLOYEE STOCK OPTION PLAN

                           RAYMOND P. LE BLANC, ESQ.
                 Vice President, Secretary and General Counsel
                         Applied Magnetics Corporation
                              75 Robin Hill Road
                         Goleta, California 93117-3108
                    (Name and address of agent for service)
                                (805) 683-5353
         (Telephone number, including area code, of agent for service)

                               -----------------
                                With a Copy to:

                            STEPHEN E. NEWTON, ESQ.
                               Kindel & Anderson
                            555 South Flower Street
                              Twenty-Ninth Floor
                         Los Angeles, California 90071
                                (213) 680-2222

                            ----------------------


                        CALCULATION OF REGISTRATION FEE

_____________________________________________________________________________________________________________
_____________________________________________________________________________________________________________

                                                                Proposed          Proposed
                                                                 Maximum          Maximum       Amount of
          Title of Securities               Amount to be     Offering Price      Aggregate     Registration
            to be Registered                 Registered         Per Share      Offering Price      Fee
_____________________________________________________________________________________________________________
            COMMON STOCK                  1,000,000 SHARES      $3.94(1)         $3,940,000      $1,359
_____________________________________________________________________________________________________________
_____________________________________________________________________________________________________________

(1) Estimated solely for purposes of determining the registration fee based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 10, 1995.
================================================================================

                                    PART II

            INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
- ------   ---------------------------------------

      All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities registered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the Registration Statement.

      The following documents filed with the Commission (File No. 1-6635) pursuant to the Exchange Act are incorporated in this Registration Statement by reference:

      1. Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994.

      2. Registrant's Quarterly Report on Form 10-Q for the three months ended December 31, 1994.

      3. Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1995.

      There is incorporated in this Registration Statement by reference the description of Registrant's Common Stock contained in Registrant's registration statement filed with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, together with any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

Item 4.  Description of Securities.
- ------   -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
- ------   --------------------------------------

      As of April 30, 1995, Raymond P. Le Blanc, Vice President, Secretary and General Counsel to Registrant, owned 23,133 shares of Registrant's Common Stock and held options to purchase 73,817 additional shares.

Item 6.  Indemnification of Directors and Officers
- ------   -----------------------------------------

      Section 145 of the Delaware General Corporation Law permits indemnification of directors, officers and agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article Seventh of the Bylaws requires indemnification to the full extent authorized by the General Corporation Law of Delaware. Registrant also maintains insurance policies which insure its officers and directors against certain liabilities.

Item 7.  Exemption from Registration Claimed.
- ------   -----------------------------------

         Not applicable.

Item 8.  Exhibits.
- ------   --------

         4.1  1994 Employee Stock Option Plan of Registrant

         5.1  Opinion of Raymond P. Le Blanc

         15    Not Applicable

         23.1  Consent of Raymond P. Le Blanc (included in
               Exhibit 5.1)

         23.2  Consent of Arthur Andersen LLP (included on Page II-6)

         24.1 Power of Attorney of certain officers and directors (included on Page II-4)

         28    Not applicable

         29    Not applicable

Item 9.  Undertakings.
- ------   ------------

      (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a) (1) (ii) do not
        --------  -------
      apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on May 16, 1995.


                                       APPLIED MAGNETICS CORPORATION



                                       By /s/ Craig D. Crisman
                                          -------------------------------------
                                          Craig D. Crisman
                                          President and Chief Executive Officer



                               POWER OF ATTORNEY


   Each of the undersigned directors and officers of Applied Magnetics Corporation constitutes and appoints Craig D. Crisman and Raymond P. Le Blanc, and any or all of them, his true and lawful attorneys-in-fact and agents with full power to do any and all things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable Applied Magnetics Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the registration under the Securities Act of 1933 of 1,000,000 Shares of Common Stock, $.10 par value, of Applied Magnetics Corporation, to the same extent that he could do in person, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned directors and officers in the capacities indicated below to any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits to, and other documents in connection with, this Registration Statement with the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


  Signature                              Title                        Date
  ---------                              -----                        ----
                            President, Chief Executive Officer,
                                  Chief Financial Officer
                                       and Director
/s/ Craig D. Crisman            (Principal Executive Officer
- --------------------------    and Principal Financial Officer)    May 16, 1995
Craig D. Crisman


/s/ Peter T. Altavilla             Corporate Controller
- --------------------------    (Principal Accounting Officer)      May 16, 1995
Peter T. Altavilla


/s/ Harold R. Frank
- --------------------------               Director                 May 16, 1995
Harold R. Frank


/s/ R. C. Mercure, Jr.
- --------------------------               Director                 May 16, 1995
R. C. Mercure, Jr.


/s/ Herbert M. Dwight, Jr.
- --------------------------               Director                 May 16, 1995
Herbert M. Dwight, Jr.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated December 22, 1994 included or incorporated by reference in Applied Magnetics Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 and to all references to our firm included in this registration statement.


                                      ARTHUR ANDERSEN LLP


Los Angeles, California

May 12, 1995

                                 EXHIBIT INDEX

                                                                            Sequential
                                                                            Numbering
Exhibits                                                                     Page No.
- ------------                                                                 --------
4.1             1994 Employee Stock Option Plan of Registrant, as amended       __

5.1             Opinion of Raymond P. Le Blanc, Esq.                            __

23.1            Consent of Raymond P. Le Blanc, Esq.                            __
                (included in Exhibit 5.1)

23.2            Consent of Arthur Andersen LLP                                  __
                (included on Page II-6)

24.1            Power of Attorney of certain officers and directors             __
                (included on Page II-4)